UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	October 26, 2015

National Research Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	0-29466	47-0634000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1245 Q Street, Lincoln, Nebraska 68508

(Address of principal executive offices, including zip code)

(402) 475-2525

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2015, the Board of Directors (the “Board”) of National Research Corporation (the “Company”) elected Donald M. Berwick to the Board by the vote of the Board. Mr. Berwick was elected as a Class I director, to serve until the 2016 annual meeting of shareholders and until his successor is duly elected and qualified. Mr. Berwick has not yet been appointed to serve on any Committees of the Board.

A copy of the Company’s press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Prior to the election of the new director described in Item 5.02 of this Current Report on Form 8-K, the Board approved an amendment to the second sentence of Section 3.01 of Article III of the Company’s By-Laws to increase the size of the Board from five directors to six directors. This amendment was effective on October 26, 2015.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(3.1)	Amendment to the By-Laws of National Research Corporation effective October 26, 2015

(3.2)	By-Laws of National Research Corporation, as amended through October 26, 2015

(99)	Press Release of National Research Corporation, dated October 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2015

NATIONAL RESEARCH CORPORATION

By:	/s/ Kevin R. Karas
Kevin R. Karas
Senior Vice President Finance, Chief Financial
Officer, Treasurer and Secretary

NATIONAL RESEARCH CORPORATION

Exhibit Index to Current Report on Form 8-K

Dated October 26, 2015

Exhibit
Number

(3.1)	Amendment to the By-Laws of National Research Corporation effective October 26, 2015

(3.2)	By-Laws of National Research Corporation, as amended through October 26, 2015

(99)	Press Release of National Research Corporation, dated October 27, 2015.